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                                 Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS



As independent auditors, we hereby consent to the incorporation by reference of our report, dated March 19, 1999 on United Telekabel Holding, N.V. included in this Annual Report on Form 10-K, into the following previously filed Registration Statements of UnitedGlobalCom, Inc. (f/k/a United International Holdings, Inc.):

  .  Registration Statement No. 33-81876 on Form S-8, effective 7/22/94
  .  Registration Statement No. 333-00226 on Form S-8, effective 1/9/96
  . Registration Statement No. 333-68641 on Form S-8, effective 12/9/98 . Registration Statement No. 333-71963 on Form S-8, effective 2/8/99
  . Registration Statement No. 333-88085 on Form S-8, effective 9/29/99 . Registration Statement No. 333-90997 on Form S-3, effective 11/19/99


                                      ARTHUR ANDERSEN


Amstelveen, The Netherlands
March 29, 2000